                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement              Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ABC-NACO INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
     11.

  (1) Title of each class of securities to which transaction applies:
  ----------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
  ----------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  ----------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
  ----------------------------------------------------------------------------

  (5) Total fee paid:
  ----------------------------------------------------------------------------

  [_] Fee paid previously with preliminary materials.
  ----------------------------------------------------------------------------

  [_] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:
  ----------------------------------------------------------------------------

  (2) Form, schedule or registration statement no.:
  ----------------------------------------------------------------------------

  (3) Filing party:
  ----------------------------------------------------------------------------

  (4) Date filed:
  ----------------------------------------------------------------------------

                                 ABC-NACO Inc.
                       2001 Butterfield Road, Suite 502
                         Downers Grove, Illinois 60515

                               October 15, 1999

Dear Fellow Stockholder:

   You are cordially invited to attend the 1999 Annual Meeting of Stockholders of ABC-NACO Inc. The meeting will be held on Friday, November 19, 1999 at 9:00 a.m., local time, in the Shareholders' Room (21st Floor) of Bank of America Illinois, 231 S. LaSalle Street, Chicago, Illinois, 60697.

   Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of the Company's 1999 Annual Report.

   Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. After reading the enclosed Proxy Statement, kindly complete, sign, date and promptly return the proxy in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the meeting should you later decide to do so. Your cooperation in promptly submitting your proxy is greatly appreciated.

   We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Donald W. Grinter
                                          Chairman of the Board

                                          Joseph A. Seher
                                          Chief Executive Officer

                                 ABC-NACO INC.
                       2001 Butterfield Road, Suite 502
                         Downers Grove, Illinois 60515

                               ----------------

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                               October 15, 1999

   The 1999 Annual Meeting of Stockholders of ABC-NACO Inc. (the "Company") will be held on Friday, November 19, 1999 at 9:00 a.m., local time, in the Stockholders' Room (21st Floor) of Bank of America Illinois, 231 S. LaSalle Street, Chicago, Illinois, 60697, for the following purposes:

  1. To elect to the Board of Directors for a three-year term one class of directors, consisting of two directors;

  2. To approve and adopt the Company's 1999 Omnibus Stock Plan;

  3. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants; and

  4. To transact any other business that may properly come before the meeting.

   The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on September 24, 1999. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,

                                          Mark Baggio
                                          Vice President, General Counsel and
                                           Secretary

-------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                 ABC-NACO INC.
                       2001 Butterfield Road, Suite 502
                         Downers Grove, Illinois 60515

                               ----------------

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                 STOCKHOLDERS TO BE HELD ON NOVEMBER 19, 1999

                               ----------------

                                    GENERAL

   You are receiving this proxy statement and proxy card from us because you own shares of common stock in ABC-NACO Inc. (the "Company"). On February 19, 1999, NACO, Inc. ("NACO") merged with and into ABC Rail Products Corporation ("ABC") in a merger of equals (the "Merger"). At that time and as a part of the Merger, ABC changed its corporate name to ABC-NACO Inc.

   This proxy statement describes issues on which we would like you to vote. It also gives you information so that you can make an informed decision. We first mailed this proxy statement and the form of proxy to stockholders on or about October 15, 1999.

   The Company's most recent fiscal year ended on July 31, 1999. Accordingly, when we use the terms "Fiscal 1999," "Fiscal 1998" and "Fiscal 1997" in this proxy statement, we are referring to the twelve-month periods ended July 31, 1999, 1998 and 1997, respectively. The Company recently changed its fiscal year-end to December 31 from July 31. As a result, following a transition period from August 1, 1999 through December 31, 1999, the Company's next fiscal year ("Fiscal 2000") will be the twelve-month period ended December 31, 2000.

                             VOTING AT THE MEETING

Date, Time and Place of the Meeting

   We will hold the annual meeting in the Stockholders' Room (21st Floor) of Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697, at 9:00 a.m., local time, on Friday, November 19, 1999.

Who Can Vote

   Record holders of the Company's common stock at the close of business on September 24, 1999 are entitled to notice of and to vote at the meeting. On the record date, approximately 18,386,336 shares of common stock were issued and outstanding and held by approximately 105 holders of record.

Quorum for the Meeting

   A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of common stock of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting. The inspectors of election will determine whether a quorum is present at the annual meeting. The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares. In the event that a quorum is not present at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

   The two nominees for director who receive the greatest number of votes cast in person or by proxy at the annual meeting will be elected directors of the Company. The approval and adoption of the Company's 1999 Omnibus Stock Plan and the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants each requires the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting.

   You are entitled to one vote on each matter to be considered at the meeting for each share of common stock you own on the record date. A broker who holds shares of common stock in nominee name will have discretionary authority to vote those shares on all proposals being submitted at the meeting, except for the proposal to approve and adopt the Company's Omnibus 1999 Stock Plan.

   Abstentions may be specified on all proposals except the election of directors. Abstentions will be counted as present for purposes of the item on which the abstention is noted and, thus, have the effect of a vote against the proposal. With regard to the election of directors, votes may be cast in favor of or withheld with respect to either or both nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Shares represented by a proxy as to which there is a broker non-vote or a proxy in which authority to vote for any matter considered is withheld will have no effect on the vote for any matter. Votes will be tabulated by American Stock Transfer and Trust Company, the Company's transfer agent.

How You Can Vote

   You may submit your proxies by attending the annual meeting and voting your shares in person. You also may choose to submit your proxies by completing the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the annual meeting. If your shares are held in "street name" (i.e., in the name of a broker, bank or other record holder), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the annual meeting.

How You May Revoke or Change Your Vote

   You can revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

  . Submitting a later-dated proxy by mail

  . Sending a written notice, including by telegram or telecopy, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the meeting to:

     ABC-NACO Inc.
     2001 Butterfield Road
     Suite 502
     Downers Grove, IL 60515
     Attention: Secretary

  . Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You must also vote your shares at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting.

Costs of Solicitation

   The Company will pay the costs of soliciting proxies. The Company has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies and to verify certain records to the solicitations. The Company will pay Corporate Investor Communications, Inc. a fee of $6,000 as compensation for its services and will reimburse it for its related out-of-pocket expenses.

   In addition to solicitation by mail, the directors, officers and employees of the Company may also solicit proxies from stockholders by telephone, telecopy, telegram or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Introduction

   The Board of Directors is divided into three classes of directors, with Class I and Class II currently consisting of two directors each and Class III currently consisting of four directors. At each annual meeting of the stockholders, a class of directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders after its election, to succeed that class of directors whose term then expires. Each director shall hold office until his or her successor has been duly elected and qualified, or until the director's earlier resignation, death or removal.

   The Board of Directors proposes the election as directors of the two persons named below under "Class I Nominees for Election to the Board of Directors For a Three-Year Term Expiring in 2002," to hold office for a term ending at the annual meeting of stockholders to be held in 2002. The Company has inquired of each nominee and has ascertained that each will serve if elected. The remaining six directors named below will continue in office. While the Board of Directors does not anticipate that either of the nominees will be unable to stand for election as a director at the annual meeting, if that is the case, proxies will be voted in favor of such other person or persons designated by the Board of Directors.

   Each nominee is a current director of the Company. Set forth below is a brief description of the background of the nominees for election as directors and of the directors continuing in office.

Class I Nominees for Election to the Board of Directors For a Three-Year Term Expiring in 2002

   James E. Martin. Mr. Martin, age 72, has served as a director of the Company since February 1999. Prior to the Merger, Mr. Martin served as a director of ABC since July 1995. From May 1995 until December 1995, Mr. Martin served as the Senior Vice President, Operations of Chicago and North Western Railway Company. From April 1994 to May 1995, he served as Executive Vice President, Operations of Chicago and North Western Transportation Company. From 1989 to March 1994, Mr. Martin was the President of The Belt Railway Company of Chicago. Mr. Martin is a member of the National Freight Traffic Association.

   Willard H. Thompson. Mr. Thompson, age 71, has served as a director of the Company since February 1999. Prior to the Merger, Mr. Thompson served as a director of NACO since 1988. Mr. Thompson has been an owner and a senior transport consultant of Transport Specialty Group of California, Inc., a transportation consulting company, since 1988. Mr. Thompson has also served as a railroad transport/intermodal specialist for the World Bank.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES TO THE BOARD OF DIRECTORS.

Class II Directors Continuing in Office--Term Expiring in 2000

   Richard A. Drexler. Mr. Drexler, age 52, has served as a director of the Company since February 1999. Prior to the Merger, Mr. Drexler served as a director of NACO since 1995. Since 1993, Mr. Drexler has served as Chairman, Chief Executive Officer and President of Allied Products Corporation, which manufactures equipment for agricultural and related uses and also manufactures mechanical and hydraulic presses.

   George W. Peck, IV. Mr. Peck, age 67, has served as a director of the Company since February 1999. Prior to the Merger, Mr. Peck served as a director of ABC since August 1991. Mr. Peck served as a principal of Kohlberg & Co., L.L.C., a New York merchant banking firm ("Kohlberg"), from 1987 to 1997 and as a special limited principal with Kohlberg from 1997 to present. From 1963 to 1987, Mr. Peck was a Director and Vice President of Canny, Bowen Inc., an executive recruiting firm. Mr. Peck serves as a director of Northwestern Steel and Wire Company, ABT Building Products Corporation and The Lion Brewery, Inc.

Class III Directors Continuing in Office--Term Expiring in 2001

   Joseph A. Seher. Mr. Seher, age 55, has served as Chief Executive Officer of the Company since February 1999. Prior to the Merger, Mr. Seher served as Chairman of the Board and Chief Executive Officer of NACO since its formation in 1987. From 1985 to 1987, Mr. Seher was Chairman of the Board and Chief Executive Officer of National Castings, Inc., a rail products corporation. From 1981 to 1985, Mr. Seher was Executive Director of Corporate Development for Atcor, Inc., a manufacturer and distributor of electrical, mechanical, fire protection and consumer products. Mr. Seher has also served as a management consultant with A.T. Kearney & Co., a management consulting firm, and as an instructor at The Harvard Business School.

   Donald W. Grinter. Mr. Grinter, age 62, has served as Chairman of the Board of the Company since February 1999. Mr. Grinter served as a director of ABC from 1991 until February 1999 and as Chief Executive Officer and Chairman of the Board of ABC from December 1993 until February 1999. From August 1991 until December 1993, Mr. Grinter served as President and Chief Executive Officer of ABC and from August 1989 until August 1991, he served as President and Chief Operating Officer of ABC. From June 1987 until August 1989, Mr. Grinter was President of the Supermarket Group of Hussmann Corporation, a commercial refrigerator company. Hussmann Corporation is a subsidiary of IC Industries (now Whitman Corporation), the parent company of Abex Corporation ("Abex"), a diversified industrial manufacturing company, from which ABC purchased substantially all of its assets in 1989. Mr. Grinter served as an Executive Vice President of Abex from June 1984 until June 1987.

   Daniel W. Duval. Mr. Duval, age 63, has been a director of the Company since February 1999. Prior to the Merger, Mr. Duval served as a director of NACO since 1995. Mr. Duval has served as President and Chief Executive Officer of Robbins & Myers, Inc., a manufacturer of fluid management equipment for process industries, since 1986. Prior to that time, Mr. Duval was President and Chief Operating Officer of Midland-Ross Corporation, a diversified industrial manufacturing company.

   Jean-Pierre M. Ergas. Mr. Ergas, age 60, has served as a director of the Company since February 1999. Prior to the Merger, Mr. Ergas served as director of ABC since July 1995. Since January 1996, he has been the Executive Vice President of Alcan Aluminum Limited ("Alcan"), an international manufacturer of aluminum. From June 1995 to January 1996, Mr. Ergas served as Senior Advisor to the Chief Executive Officer of Alcan. During 1994, Mr. Ergas served as a trustee in residence of DePaul University. From 1991 to 1993, Mr. Ergas served as Chairman and Chief Executive Officer of American National Can Company ("ANC"), a manufacturer of consumer goods packaging. From 1989 to 1991, Mr. Ergas served as Chief Executive Officer of ANC. Mr. Ergas also serves as a director of Brockway Standard Inc. and Dover Corporation.

Board of Directors Meetings and Committees

   The Board of Directors held eleven meetings during Fiscal 1999. The Company has standing Audit and Compensation Committees. The Company does not have a Nominating Committee.

   Audit Committee. The Audit Committee is responsible for recommending annually to the Board of Directors the appointment of the Company's independent public accountants; discussing and reviewing the scope and the fees of the prospective annual audit; reviewing the results thereof with the Company's independent public accountants; reviewing compliance with existing major accounting and financial policies of the Company; reviewing the adequacy of the Company's financial organization; reviewing management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices; and reviewing and approving (with the concurrence of a majority of the Company's independent directors) transactions, if any, with affiliated parties. The Audit Committee is currently comprised of Messrs. Ergas (Chairman), Drexler and Martin. During Fiscal 1999, the Audit Committee held three meetings.

   Compensation Committee. The Compensation Committee is responsible for establishing the Company's executive officer compensation policies and for administering these policies. The Compensation Committee is currently comprised of Messrs. Duval (Chairman), Thompson and Peck. During Fiscal 1999, the Compensation Committee held four meetings.

   During Fiscal 1999, each of the Company's current directors attended at least 75% of the meetings of the Board of Directors and the Committees on which he served (during the period that he served).

Compensation of Directors

   In Fiscal 1999, the Company's directors who were not receiving compensation as officers or employees of the Company were paid an annual retainer of $20,000, payable quarterly, and a fee of $1,500 per day for attending each meeting of the Board of Directors and each meeting of any committee of which they were a member. All directors are reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings. In addition, in Fiscal 1999 the Company paid Mr. Thompson $15,000, plus reasonable out-of-pocket expenses, for consulting services provided to the Company.

   During Fiscal 1999, each director was granted a stock option for 5,000 shares of common stock at an exercise price of $13.3875 per share under the Company's 1999 Omnibus Stock Plan, subject to stockholder approval of such Plan. See "Proposal 2--Approval and Adoption of the Company's 1999 Omnibus Stock Plan." In addition, on the date of the first regular meeting of the Board of Directors following the annual meeting of the Company's stockholders in each year, each member of the Board of Directors who is not an employee of the Company or a subsidiary or an affiliate of the Company (each, an "Eligible Director") is automatically granted a non-qualified option under the Director Plan to purchase 5,000 shares of the Company's common stock at an exercise price per share equal to the fair market value of a share of common stock on such date ("Director Option"). For purposes of the Director Plan, "fair market value" is the arithmetic mean of the highest and lowest sale prices of the shares of the Company's common stock as reported on the Nasdaq Stock Market's National Market System (the "Nasdaq NMS") on the date a Director Option is granted or, if there were no sales on such date, on the most recent preceding date on which sales occurred. Director Options vest and become fully exercisable commencing on the six month anniversary of the date of their grant. Notwithstanding the foregoing, if a grantee dies or becomes disabled prior to such six month anniversary, all Director Options held by such grantee will automatically become exercisable in full. Director Options terminate on the fifth anniversary of the date of their grant. Notwithstanding the foregoing, if a grantee ceases to be a director for any reason other than such grantee's death or disability, the Director Options granted with respect to such year will terminate upon the later of the six month anniversary of the date of the grant of such Director Options or 90 days following the date such grantee ceases to be a director. During Fiscal 1999, no Director Options were granted as the Company did not hold an annual meeting.

                            EXECUTIVE COMPENSATION

Summary

   The following table shows the compensation of (1) Joseph A. Seher, the Company's Chief Executive Officer from February 19, 1999 (the date of the Merger) through July 31, 1999, (2) Donald W. Grinter, the Chairman of the Board of Directors and, prior to February 19, 1999 (the date of the Merger), the Company's Chief Executive Officer and (3) the Company's four other most highly compensated executive officers during Fiscal 1999 (Messrs. Seher and Grinter and the four executive officers are collectively referred to herein as the "named executive officers") for services rendered in all capacities to the Company and its subsidiaries for Fiscal 1999, Fiscal 1998 and Fiscal 1997.

                          SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                         Annual Compensation        Compensation
                                  --------------------------------- ------------
                                                                       Awards
                                                                    ------------
                                                       Other Annual  Securities   All Other
   Name and Principal     Fiscal                       Compensation  Underlying  Compensation
        Position          Year(1) Salary ($) Bonus ($)     ($)      Options (#)     ($)(2)
------------------------  ------- ---------- --------- ------------ ------------ ------------
Joseph A. Seher,           1999    209,925    173,488      -0-            -0-         -0-
 Chief Executive Officer
                           1998        N/A        N/A      N/A            N/A         N/A
                           1997        N/A        N/A      N/A            N/A         N/A

Donald W. Grinter,         1999    315,000    111,510      -0-         35,000       8,592
 Chairman of the Board     1998    301,664    197,820      -0-            -0-       8,592
 of Directors              1997    274,992        -0-      -0-            -0-       9,092

Vaughn W. Makary           1999    162,398    112,147      -0-         35,000       5,229
 President and Chief
 Operating Officer
                           1998        N/A        N/A      N/A            N/A         N/A
                           1997        N/A        N/A      N/A            N/A         N/A

John W. Waite              1999    132,285     80,351      -0-         35,000       4,787
 Executive Vice
 President and Chief
 Administrative Officer
                           1998        N/A        N/A      N/A            N/A         N/A
                           1997        N/A        N/A      N/A            N/A         N/A

John M. Lison (3)          1999    143,250     86,022      -0-         35,000       5,190
                           1998        N/A        N/A      N/A            N/A         N/A
                           1997        N/A        N/A      N/A            N/A         N/A

James P. Singsank          1999    145,268     37,949      -0-         20,000       4,461
 Senior Vice President
 and Chief Financial
 Officer (4)
                           1998        N/A        N/A      N/A            N/A         N/A
                           1997        N/A        N/A      N/A            N/A         N/A

--------
(1) Information for Messrs. Seher, Makary, Waite and Lison in Fiscal 1999 reflects only compensation paid to such persons by the Company after the date of the Merger (February 19, 1999). Prior to the Merger, such persons were directors and/or executive officers of NACO, and not the Company, and, accordingly, no compensation information is reflected in the table for such persons prior to the Merger in Fiscal 1999, or in Fiscal 1998 or Fiscal 1997.
(2) Amounts shown for all persons other than Mr. Grinter represent employer matching contributions under the Company's Savings and Investment 401(k) Plan (the "401(k) Plan"). Amounts shown for Mr. Ginter for Fiscal 1999, Fiscal 1998 and Fiscal 1997 include $4,092 in each year for premiums paid on a life insurance policy on Mr. Grinter's life, of which Mr. Grinter's spouse is the beneficiary, and employer matching contributions of $4,500, $4,500 and $5,000 respectively, under the 401(k) Plan.
(3) John M. Lison resigned as Executive Vice President--Treasury, Corporate Development and Secretary of the Company on July 31, 1999.
(4) James P. Singsank became Senior Vice President and Chief Financial Officer of the Company on July 6, 1999 and, accordingly, no compensation information is reflected in the table for Mr. Singsank in Fiscal 1998 or Fiscal 1997.

Option Grants in Fiscal 1999

   The following table sets forth certain information as to options to purchase common stock granted to the named executive officers during Fiscal 1999, and the potential realizable value of each grant of options, assuming that the market price of the underlying common stock appreciates in value during the ten-year option term at annualized rates of 5% and 10%.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
                         -------------------------------------------------
                                                                              Potential
                                                                             Realizable
                                                                              Value at
                                                                           Assumed Annual
                                                                           Rates of Stock
                                                                                Price
                           Number of     Percent of                         Appreciation
                           Securities   Total Options Exercise               for Option
                           Underlying    Granted to    or Base                 Term(3)
                            Options     Employees in    Price   Expiration ---------------
Name                     Granted (#)(1)  Fiscal 1999  ($/Sh)(2)    Date    5% ($)  10% ($)
----                     -------------- ------------- --------- ---------- ------- -------
Joseph A. Seher.........        -0-          -0-         --         --       --      --
Donald W. Grinter.......     35,000          6.67%     13.3875   5/27/09   294,676 746,768
Vaughn W. Makary........     35,000          6.67%     13.3875   5/27/09   294,676 746,768
John W. Waite...........     35,000          6.67%     13.3875   5/27/09   294,676 746,768
John M. Lison...........     35,000          6.67%     13.3875   5/27/09   294,676 746,768
James P. Singsank ......     20,000         3.815%     13.3875   5/27/09   168,386 426,725

--------
(1) All options granted in Fiscal 1999 to the named executive officers were made pursuant to the Company's 1999 Omnibus Stock Plan and are subject to stockholder approval of that Plan. See "Proposal 2--Approval and Adoption of the Company's 1999 Omnibus Stock Plan." All such options become exercisable in annual cumulative installments of 33 1/3%, commencing one year from date of grant, with full vesting occurring on the third anniversary date of the date of grant. Vesting may be accelerated as a result of certain changes in control of the Company.
(2) All options were granted at market value on the date of grant, based on the closing price of the common stock on the Nasdaq NMS as reported in The Wall Street Journal.
(3) Potential realizable value is reported net of the option exercise price but before taxes associated with exercise. These amounts assume annual compounding results in total appreciation of approximately 63% (5% per year) and approximately 159% (10% per year). There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises in Fiscal 1999

   The table below sets forth certain information for Fiscal 1999 concerning the value of unexercised options held by each of the named executive officers as of July 31, 1999. No named executive officer exercised any options in Fiscal 1999.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                    Number of Securities      Value of Unexercised
                                                   Underlying Unexercised         In-the-Money
                           Shares                        Options at                Options at
                         Acquired on                 Fiscal Year-End (#)     Fiscal Year-End ($)(1)
                          Exercise      Value     ------------------------- -------------------------
Name                         (#)     Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ------------ ----------- ------------- ----------- -------------
Joseph A. Seher.........     -0-         -0-           -0-          -0-           -0-          -0-
Donald W. Grinter.......     -0-         -0-        92,000       35,000       717,840      230,388
Vaughn W. Makary........     -0-         -0-           -0-       35,000           -0-      230,388
John W. Waite...........     -0-         -0-           -0-       35,000           -0-      230,388
John M. Lison...........     -0-         -0-           -0-       35,000           -0-      230,388
James P. Singsank ......     -0-         -0-        30,000       20,000       199,400      131,650

--------
(1) Represents the difference between $19.97 (the average of the high and low sale prices of the common stock on the Nasdaq NMS as reported in The Wall Street Journal on July 31, 1999) and the option exercise price, multiplied by the number of shares of common stock covered by the options held.

Severance and Other Arrangements

   The Company has severance and change in control arrangements with Messrs. Seher, Grinter, Makary, Waite and Singsank (the "Executives"). Each arrangement provides, among other things, that if the Company terminates an Executive's employment other than for cause (as defined in the agreement), the Company will be obligated to pay the Executive the following amounts as severance: (1) two times the Executive's base salary as of the termination date; (2) the Executive's pro rata bonus for the year in which he is terminated; and (3) certain car allowances and outplacement service fees. In addition, the Company shall continue the Executive's medical benefits and insurance coverage until the earlier of two years from the date of termination and the time, if applicable, at which the Executive receives similar benefits from a new employer. If an Executive is terminated by the Company other than for cause or the Executive terminates his employment with the Company for good reason (as defined in the agreement) within three years of a change in control (as defined in the agreement), the Executive will be entitled to all of the foregoing severance payments and benefits plus the larger of (A) two times the average bonus paid to the Executive during the two fiscal years prior to his termination and (B) two times the bonus the Executive otherwise would have earned based on the Executive's current salary multiplied by the targeted bonus percentage for the Executive for the year in which he was terminated. If severance payments to an Executive would result in the imposition of an excise tax on the payments, the Company will also reimburse the Executive for the excise tax plus the income and excise taxes thereon.

   John M. Lison, formerly Executive Vice President--Treasury, Corporate Development and Secretary of the Company, resigned from the Company on July 31, 1999. In connection with his resignation, the Company and Mr. Lison entered into a severance agreement dated July 31, 1999 under which the Company will pay Mr. Lison $200,800 per year through July 31, 2001 (the "Severance Period"), and a bonus for each fiscal year during the Severance Period. The Company will also provide medical and life insurance benefits and a car allowance during the Severance Period on the same basis as Mr. Lison would have been entitled had he remained an executive officer of the Company. During the Severance Period, Mr. Lison will be subject to non-competition and non-solicitation covenants. The Company also entered into a consulting agreement with Lison & Associates, P.C., Mr. Lison's law firm, which provides, among other things, that Mr. Lison will be made available for certain time periods to render consulting services to the Company during the Severance Period.

Compensation Committee Report on Executive Compensation

   The Compensation Committee has furnished the following report on executive compensation to the stockholders of the Company. This report is not and will not be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

   Committee. Since the February 19, 1999 date of the Merger, the Compensation Committee has been comprised of Messrs. Duval, Peck and Thompson, each of whom is a non-employee director of the Company. The Committee is responsible for reviewing and approving annual salaries and bonuses for all officers and administering the Company's stock option plans.

   Compensation Policy and Objectives. The primary goal of the Company's Compensation Committee is to assure that the compensation provided to the Company's executive officers is linked to the Company's business strategies and objectives, thereby aligning the financial interests of senior management with those of the stockholders. Beyond that, the priorities of the Compensation Committee are to assure that the Company's executive compensation programs enable the Company to attract, retain and motivate the high caliber of executives required for the success of the Company's business. These objectives are achieved through a variety of compensation programs, summarized below, which support both the current and long-term performance of the Company's business.

   Commencing with the Merger on February 19, 1999, the Committee began evaluating the competitiveness of its executive compensation programs using information drawn from a variety of sources, including published survey data, information supplied by consultants, and the Company's own experience in recruiting and retaining executives. While there is no set peer group against which compensation has been or will be measured, the Committee reviews broad-based industry salary data for manufacturing companies with sales in the Company's range and, when available, examines industry-specific data relative to a particular position.

   The Committee is cognizant of provisions under Section 162(m) of the Internal Revenue Code which limit the deductibility of certain compensation expense. Section 162(m) did not limit the deductibility of any compensation paid by the Company in Fiscal 1999.

   The following are the criteria considered by the Committee and the Board of Directors in establishing the Company's compensation programs for its executive officers and the factors considered in determining the compensation of the Company's chief executive officers during Fiscal 1999.

   Base salary. Base salaries for executive officers were determined by evaluating the responsibilities of the position, historical salary increases, market levels for similar positions and Company performance. Individual salaries varied somewhat below or above the prevailing market rates based upon the individual's performance and contribution to Company success and tenure on the job. Salaries are reviewed on an annual basis and adjusted as necessary based primarily upon individual performance with consideration given to each executive's total compensation package. Base salaries since the Merger on February 19, 1999 were determined using principally subjective criteria.

   Annual incentives. From the date of the Merger on February 19, 1999, through July 31, 1999, executive officers that were employed by the Company had the opportunity to earn a six-month pro-rata share of the annual bonus targets which ranged between 20% and 60% of base salary ("Annual Bonuses") based on target earnings per share established by the Board of Directors. The target amounts were established shortly after the date of the Merger and Annual Bonuses were evaluated by the Committee after the end of Fiscal 1999. Over time, the Company has found that linking executive pay principally to earnings per share ties the executive's interests and rewards to those of the stockholder. No Annual Bonuses were to be paid to executive officers unless the Company achieved 83% of the targeted earnings per share. Based on the actual earnings per share amounts for the payout period, the Company paid Annual Bonuses to its executive officers for the defined period. See "Executive Compensation--Summary Compensation Table" for information about Annual Bonuses paid to the Company's named executive officers for Fiscal 1999.

   Long-Term Incentives. To further align the interest of stockholders and management, the Company grants stock options to its executive officers. The number of shares awarded is established and reviewed from time to time by the Compensation Committee on the basis of subjective factors. Shortly after the Merger, the Company established the 1999 Omnibus Stock Plan (the "Plan") and granted, subject to stockholder approval at the annual meeting, options to its named executive officers and other named employees of the Company. The exercise price was equal to the fair market value of the stock on the date of grant. The options are exercisable for period determined by the Compensation Committee of the Board of Directors and expire ten years from the date of grant. Such stock options provide incentive for the creation of stockholder value since the full benefit of the compensation package cannot be realized unless the price of the common stock appreciates. See "Executive Compensation--Option Grants in Fiscal 1999."

   CEO Compensation. Mr. Seher served as Chief Executive Officer of the Company since the date of the Merger on February 19, 1999. Mr. Seher's Fiscal 1999 salary of $209,925 represented his salary from February 19, 1999 through July 31, 1999 (see "Executive Compensation--Summary Compensation Table") and was driven by a base annual salary of $490,080. Mr. Seher's base salary was determined based on the vital importance of the Chief Executive Officer position, achievement of goals and overall performance. Mr. Seher also participates in the Annual Bonus program described above and is subject to its standards. The Company awarded Mr. Seher an Annual Bonus of $173,488 in Fiscal 1999. Mr. Grinter served as Chief Executive Officer from August 1, 1998 to February 19, 1999. Mr. Grinter's Fiscal 1999 compensation included a base annual salary of $315,000 and an Annual Bonus of $111,510. See "Executive Compensation--Summary Compensation Table." Mr. Grinter also received a stock option grant in Fiscal 1999 for 35,000 shares. See "Executive Compensation-- Option Grants in Fiscal 1999."

   Conclusion. The Committee believes that a high caliber, motivated management team is critical to sustained business success. Placing a significant portion of the total potential compensation for the named executive officers "at risk" and payable based on performance-based variables motivates and focuses management on its pay-for-performance policy which links executive rewards to stockholder returns.

   This report is submitted on behalf of the Compensation Committee:

                          Daniel W. Duval (Chairman)
                             George W. Peck, IV
                             Willard H. Thompson

                  EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

   During Fiscal 1999, the Compensation Committee was comprised of Norman M. Doerr, Clarence E. Johnson and George W. Peck IV until February 19, 1999, and Daniel W. Duval (Chairman), George W. Peck, IV and Willard H. Thompson thereafter. No executive officer of the Company served as a member of the compensation committee or as a director of any other entity that has an executive officer who serves on the Compensation Committee or is a director of the Company.

                           CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information as to the beneficial ownership of shares of common stock of each person or group known to the Company as of September 1, 1999 to be the beneficial owner of more than 5% of any class of the Company's voting securities. Each beneficial owner has sole investment and voting power with respect to the shares of common stock set forth below.

                                                   Common Stock Beneficially
                                                   Owned on September 1, 1999
                                                   -----------------------------
                                                   Number of    Percent of Class
Name and Address of Beneficial Owner                Shares        Outstanding
------------------------------------               ---------    ----------------
David L. Babson and Company Incorporated.......... 1,181,000(1)       6.4%
One Memorial Drive
Cambridge, MA 02142

State of Wisconsin Investment Board............... 1,125,000(2)       6.1%
P.O. Box 7842
Madison, WI 53707

--------
(1) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on June 10, 1999 by David L. Babson and Company Incorporated.
(2) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 2, 1999 by the State of Wisconsin Investment Board.

   The following table sets forth information as of September 1, 1999 as to the beneficial ownership of shares of common stock of each director, each nominee for director, and each named executive officer, individually, and all directors and executive officers of the Company, as a group. In general, "beneficial ownership" includes those shares that a director, director nominee or executive officer has the power to vote or transfer, as well as (1) shares that may be obtained within 60 days by any such person upon the exercise of options and (2) shares owned by immediate family member that reside with any such person. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of common stock set forth below.

                                               Common Stock Beneficially
                                               Owned on September 1, 1999
                                               --------------------------------
                                               Number of       Percent of Class
      Name of Beneficial Owner                  Shares           Outstanding
      ------------------------                 ---------       ----------------
      Richard A. Drexler......................    17,400              *
      Daniel W. Duval.........................    18,400(1)           *
      Jean-Pierre Ergas.......................    30,000(2)           *
      Donald W. Grinter.......................   319,367(3)         1.73%
      John M. Lison...........................   211,411            1.15%
      Vaughn W. Makary........................   451,538            2.46%
      James E. Martin.........................    28,000(2)(4)        *
      George W. Peck IV.......................    19,000(2)           *
      Joseph A. Seher......................... 4,951,857(5)         26.9%
      James P. Singsank.......................    31,000(6)           *
      Willard H. Thompson.....................    14,314              *
      John W. Waite...........................   392,868             2.14%
      All directors and executive officers as
       a group (14 persons)................... 6,503,805(7)          35.1%

--------
*  Less than one percent of the Company's outstanding common stock.
(1) Includes 1,000 shares owned of record by his spouse.

(2) Includes 15,000 shares subject to outstanding options which are exercisable as of or within 60 days of September 1, 1999.
(3) Includes 92,000 shares subject to outstanding options which are exercisable as of or within 60 days of September 1, 1999.
(4) Includes 3,000 shares held in an irrevocable trust created for the benefit of Mr. Martin's grandchildren, with respect to which Mr. Martin shares dispositive power with the trustee, who is his daughter.
(5) Includes 2,436,000 owned of record by his spouse, in her capacity as the sole trustee of the Amy Marie Seher Trust and the Deborah Jill Seher Trust.
(6) Includes 30,000 shares subject to outstanding options which are exercisable as of or within 60 days of September 1, 1999.
(7) Includes 138,250 shares subject to outstanding options which are exercisable as of or within 60 days of September 1, 1999.

                     COMMON STOCK PRICE PERFORMANCE GRAPH

   The following common stock price performance graph compares the yearly change in the Company's cumulative total stockholder returns on its common stock during the Company's last five fiscal years, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Railroads Index ("S&P Railroads"), assuming the investment of $100 on July 31, 1994 and the reinvestment of dividends (rounded to the nearest dollar).


                           07/31/94 07/31/95 07/31/96 07/31/97 07/31/98 07/31/99
--------------------------------------------------------------------------------
  ABC-NACO INC............ $100.00  $141.78  $117.81  $100.68  $ 78.08  $109.59
  S&P 500 INDEX........... $100.00  $126.11  $147.00  $223.65  $266.78  $320.68
  RAILROADS - 500......... $100.00  $125.61  $141.50  $205.26  $161.65  $186.23


   This performance graph is presented in accordance with requirements of the Securities and Exchange Commission, but is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934. We caution you not to draw any conclusions from the data in the graph, as past results do not necessarily indicate future performance.

                   PROPOSAL 2--APPROVAL AND ADOPTION OF THE
                       COMPANY'S 1999 OMNIBUS STOCK PLAN

General

   The 1999 Omnibus Stock Plan (the "1999 Stock Plan") was adopted by the Board of Directors on February 19, 1999, subject to approval and adoption by the Company's stockholders. The 1999 Stock Plan provides for the grant to employees of the Company of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant to employees and non-employee directors of non-qualified stock options (i.e., options that are not incentive stock options qualifying for favorable tax treatment), stock appreciation rights and restricted shares of the Company's common stock.

   The success of the Company depends upon its ability to attract and retain highly qualified and competent employees. The 1999 Stock Plan enhances that ability and provides additional incentive to such personnel to advance the interests of the Company and its stockholders. Management of the Company believes that the reservation of the number of shares of common stock described below for issuance under the 1999 Stock Plan will provide an adequate reserve of shares for issuance under the 1999 Stock Plan in order to enable the Company to compete with other companies to attract and retain valuable employees and non-employee directors.

   A description of the 1999 Stock Plan is set forth below. The description is intended to be a summary of the material provisions of the 1999 Stock Plan and does not purport to be complete. The following discussion summarizes certain aspects of the 1999 Stock Plan, but is qualified in its entirety by reference to the 1999 Stock Plan which is attached hereto as Annex A.

1999 Stock Plan

   The general purposes of the 1999 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and non-employee directors of the Company and to promote the success of the Company's business. It is intended that these purposes will be effected through the granting of (1) stock options, which may be either "incentive stock options" as defined in Section 422 of the Code ("ISOs"), or non-qualified stock options ("NSOs," and together with ISOs, "Stock Options"), (2) stock appreciation rights ("SARs"), and (3) shares of common stock subject to restrictions on transfer and risks of forfeiture ("Restricted Stock," and together with ISOs, NSOs and SARs, "Grants") .

   The 1999 Stock Plan provides that Stock Options, SARs and shares of Restricted Stock may be granted to the employees (including officers and directors who are employees) and non-employee directors of the Company, or of any parent or subsidiary of the Company. ISOs may be granted only to employees. An employee or non-employee director who has been granted a Stock Option may, if otherwise eligible, be granted additional Stock Options.

   As of February 19, 1999, the Company's Board of Directors approved the Company's 1999 Stock Plan, subject to the approval of the Company's stockholders.

   The Company has reserved for issuance under the 1999 Stock Plan an aggregate of (1) 1,500,000 shares of common stock, which is equal to 8% of the number of issued and outstanding shares of common stock as of February 19, 1999 (the date of the Merger), plus (2) 8% of any increase in the number of issued and outstanding shares of common stock in excess of the 1,500,000 shares of common stock outstanding as of such date. Notwithstanding the foregoing, the total number of shares that may be subject to ISOs under the 1999 Stock Plan is 1,500,000 shares. As of the date of this proxy statement, the only Grants made under the 1999 Stock Plan are Stock Options granted by the Board on May 27, 1999, subject to stockholder approval of the 1999 Stock Plan. The table below sets forth information as to these Stock Options.

                               NEW PLAN BENEFITS

                                               Number
                                                 of
             Name and Position                 Options
             -----------------                 -------
             Joseph A. Seher                       -0-
              Chief Executive Officer

             Donald W. Grinter                  35,000
              Chairman of the Board of
              Directors

             Vaughn W. Makary                   35,000
              President and Chief Operating
              Officer

             John W. Waite                      35,000
              Executive Vice President and
              Chief Administrative Officer

             John M. Lison                      35,000

             James P. Singsank                  20,000
              Senior Vice President and Chief
              Financial Officer

             Executive Officers as a Group     175,000

             All Directors Who are Not          30,000
              Executive Officers as a Group

             All Non-Executive Officer         302,000
              Employees as a Group

   Administration of and Eligibility under the 1999 Stock Plan. The 1999 Stock Plan, as adopted, provides for the issuance of Grants to purchase shares of common stock to officers, directors, employees, and non-employee directors of the Company and its subsidiaries as an incentive to remain in the employ of or to provide services to the Company and its subsidiaries. The 1999 Stock Plan authorizes the issuance of ISOs, NSOs, SARs and shares of Restricted Stock by the Compensation Committee, which must consist of at least two non-employee directors of the Company.

   Subject to the terms and conditions of the 1999 Stock Plan, the Compensation Committee will have the sole authority to determine: (1) the persons ("grantees") to whom Grants shall be made, (2) the number of shares of common stock to be covered by any Grant, (3) the price to be paid for each share of common stock upon the exercise of each Stock Option or in connection with a Restricted Stock Grant, (4) the time when each Stock Option or SAR will be granted, when it will terminate and when it may be exercised, (5) the terms and conditions of each Grant and the form of written agreement to be used in connection with such Grants, (6) if applicable, the acceleration of the exercise date of each Stock Option or SAR or the lapse of restrictions applicable to Restricted Stock, (7) the grant of Stock Options as either ISOs or non-qualified stock options and (8) the rules and regulations for carrying out the Plan.

   All officers, directors and employees of the Company and its subsidiaries providing significant services to the Company and its subsidiaries will be eligible to receive Grants under the 1999 Stock Plan. However, only employees of the Company and its subsidiaries are eligible to be granted ISOs.

   Stock Options. Except for ISOs granted to stockholders possessing more than 10% of the total combined voting power of all classes of the securities of the Company or its subsidiaries to whom such ownership is attributed on the date of grant ("Ten Percent Stockholders"), the exercise price of each Stock Option must be at least 100% of the fair market value of the Company's common stock as determined on the date of grant. ISOs granted to Ten Percent Stockholders must have an exercise price of not less than 110% of such fair market value.

   Each Stock Option must be exercised, if at all, within ten years from the date of grant, and each ISO granted to a Ten Percent Stockholder must be exercised, if at all, within five years of the date of grant.

   The aggregate fair market value (determined as of time of the grant of the ISO) of the common stock with respect to which the ISOs are exercisable for the first time by a grantee during any calendar year shall not exceed $100,000.

   Restricted Stock. The purchase price, if any, for shares of Restricted Stock will be equal to such percentage of the fair market value of the common stock comprising the Restricted Stock as the Compensation Committee shall determine. All stock certificates evidencing shares of Restricted Stock shall either be held in custody by the Company or appropriately legended until all restrictions on such Restricted Stock shall have lapsed.

   Except as otherwise set forth in the agreement evidencing the Restricted Stock, grantees of Restricted Stock Grants shall not be permitted to sell, assign, transfer or encumber any shares of their Restricted Stock for a period of time to be determined by the Compensation Committee which shall commence with the date of such Grant. The Committee may, however, provide for the lapse of such transfer or other restrictions in installments, or accelerate or waive such restrictions based on service, performance or other factors and criteria selected by the Committee.

   A grantee of Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote such Restricted Stock and the right to receive any dividends thereon. The Compensation Committee may permit or require cash dividends otherwise due and payable to be deferred and reinvested either in additional Restricted Stock or otherwise.

   To ensure that Grants of Restricted Stock reflect the performance of the Company and service of the grantee, the Compensation Committee may provide for a tandem performance-based award, or other Grant, designed to guarantee a minimum value, payable in cash or shares of common stock, to the grantee of the Restricted Stock Grant, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Board of Directors.

   Stock Appreciation Rights. When granted in connection with a Stock Option, each SAR granted under the 1999 Stock Plan will entitle the holder thereof, upon the exercise of the SAR, to receive from the Company, in exchange therefor, an amount equal in value to the excess, if any, of the fair market value of one share of common stock at the time of exercise over the option exercise price per share under the Stock Option to which the SAR relates, multiplied by the number of shares of common stock covered by the SAR. Such amount will be payable by the Company in cash, in shares of common stock having a fair market value equal to such amount, or in a combination of cash and shares of common stock.

   SARs will be exercisable only at the time or times established by the Committee, provided, however, that in the case of SARs granted in connection with Stock Options, such SARs will not be exercisable unless the fair market value of the shares of common stock covered by the Stock Options exceeds the option price of such shares of common stock. If an SAR is granted in connection with a Stock Option, the SAR will be exercisable only to the extent and on the same conditions that the related Stock Option could be exercised. The Compensation Committee may withdraw any SAR granted under the 1999 Stock Plan at any time and may impose any conditions upon the exercise of an SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs.

   Limitations on Grants under the 1999 Stock Plan. Under Section 162(m) of the Code, which was enacted in 1993, the deductibility for federal income tax purposes of compensation paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers who receive salary and bonus in excess of $100,000 in a particular year is limited to $1,000,000 per year per individual. For purposes of this legislation, compensation expense attributable to stock options and SARs would be subject to this limitation unless, among other things, the option plan under which the options and SARs is granted includes a limit on the number of shares with respect to which awards may be made to any one employee in a fiscal year. Such a potential compensation expense deduction could arise, for example, upon the exercise by one of these executive of a non-qualified option, or upon a disqualifying disposition of stock received upon exercise of an incentive stock option.

   In order to exclude compensation resulting from options granted under the Company's 1999 Stock Plan from the $1,000,000 limit on deductibility, the Board of Directors has approved a provision in the 1999 Stock Plan which will place a 100,000 share limit on the number of Stock Options or SARs, or any combination thereof, that may be granted under the 1999 Stock Plan to an employee in any fiscal year. This limit is subject to appropriate adjustment in the case of stock splits, reverse stock splits or like event. The purpose of this provision, which is intended to comply with Section 162(m) of the Code and the regulations thereunder, is to preserve the Company's ability to deduct in full any compensation expense related to Stock Options and SARs.

   Termination of Grant and Transferability. In general, any unexpired Stock Options and SARs granted under the 1999 Stock Plan will:

  . in the event of death or disability, immediately vest and be exercisable within the one year period after the applicable date of such event, after which such time the Stock Options and SARs will terminate. In the case of death, such outstanding Stock Options and SARs shall be exercisable by the grantee's estate, by will, or as otherwise designated by the laws of descent and distribution;

  . in the event of retirement, vest and become exercisable to the extent they would have become vested and exercisable within one year from the time of retirement had the grantee continued to fulfill all of the conditions of the Stock Option or SAR during such period, and shall lapse at the earlier of the end of the term of such Stock Option or SAR or three months after the grantee's retirement; and

  . in the event of the cessation of an employee grantee's employment with the Company or the cessation of a director grantee's service as a member of the Company's Board of Directors, in either case, other than for death, disability or retirement, such grantee's Stock Options and SARs shall, unless extended by the Compensation Committee on or before his or her date of termination of employment or service, or unless otherwise provided in the agreement with the Company covering such Stock Options or SARs, terminate on the effective date of such termination of employment or service.

   Any shares of Restricted Stock granted under the 1999 Stock Plan that are unvested or otherwise subject to restriction will:

  . in the event of death or disability, immediately vest, and all restrictions and risks of forfeiture on such shares shall lapse;

  . in the event of retirement, immediately vest, and all restrictions shall lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of retirement had the grantee continued to fulfill all of the conditions of the Restricted Stock during such period; and

  . in the event of the cessation of an employee grantee's employment with the Company or the cessation of a director grantee's service as a member of the Company's Board of Directors, in either case, other than for death, disability or retirement, be forfeited.

   The Stock Options, SARs and Restricted Stock granted under the 1999 Stock Plan generally will be non-transferable, except by will or the laws of descent and distribution.

   Change of Control. Upon the occurrence of a Change of Control (as such term is defined in the 1999 Stock Plan), all Stock Options and SARs granted under the 1999 Stock Plan shall become immediately exercisable in full and all Restricted Stock Grants shall become immediately vested and any applicable restrictions shall lapse.

   Grant Agreements. All Grants under the 1999 Stock Plan will be evidenced by an agreement between the Company and the grantee receiving such Grant. Provisions of such agreements entered into under the 1999 Stock Plan need not be identical and may include any term or condition which is not inconsistent with the 1999 Stock Plan and which the Compensation Committee deems appropriate for inclusion.

   Adjustments Resulting from Changes in Capitalization. The number of shares of common stock reserved under the 1999 Stock Plan and the number and price of shares of common stock covered by each outstanding option or SAR under the 1999 Stock Plan will be proportionately adjusted by the Committee for any increase or decrease in the number of issued and outstanding shares of common stock resulting from any stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like event.

   Amendment or Discontinuance of Stock Plan. The Board of Directors and the Compensation Committee each have the right to amend, suspend or terminate the 1999 Stock Plan at any time. Unless sooner terminated by the Board of Directors, the 1999 Stock Plan will terminate on February 18, 2009, the tenth anniversary date of the effectiveness of the 1999 Stock Plan.

Certain Federal Income Tax Considerations

   Options granted under the 1999 Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of:
(1) the fair market value of the shares at the date of the option exercise, or
(2) the sale price of the shares. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   All other options that do not qualify as incentive options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon the resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term capital gain or loss, depending on the holding period.

   Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

   The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1999 Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Vote Required; Recommendation of the Board of Directors

   The affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or by proxy is required for the approval and adoption of the 1999 Stock Plan.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE 1999 STOCK PLAN.

              PROPOSAL 3--RATIFICATION OF THE APPOINTMENT OF THE
                       COMPANY'S INDEPENDENT ACCOUNTANTS

   Subject to ratification by the stockholders, the Board of Directors has reappointed Arthur Andersen LLP as independent accountants to audit the consolidated financial statements of the Company for the transition period from August 1, 1999 through December 31, 1999 in connection with the Company's fiscal year-end change to December 31 from July 31. If the stockholders should fail to ratify the appointment of the independent accountants, the Board of Directors would reconsider the appointment.

   It is expected that representatives of Arthur Andersen LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

            SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

   Based solely upon a review of reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other reports were required, the Company believes that all of such reports were filed on a timely basis by executive officers and directors during Fiscal 1999, except that (i) Mr. James
E. Martin, a director, filed a single late Form 4 in connection with one open market purchase of 5,000 shares of common stock, and (ii) Mr. Jean-Pierre Ergas, a director, filed a single late Form 4 in connection with an open market purchase of 10,000 shares of common stock.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

   As a result of the change in the Company's fiscal year-end to December 31 from July 31, the Company will hold its next annual meeting on April 20, 2000. To be considered for inclusion in next year's proxy materials, stockholder proposals to be presented at such annual meeting must be in writing and be received by the Company no later than December 15, 1999.

   Other proposals that are not included in the proxy materials will be considered timely and may be eligible for presentation at the Company's annual meeting on April 20, 2000 if they are received by the Company in the form of a written notice no later than January 15, 2000.

                                OTHER BUSINESS

   The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

                                          By Order of the Board of Directors,

                                          Mark F. Baggio
                                          Vice President, General Counsel and
                                           Secretary

October 15, 1999

   The Company's 1999 annual report to the Securities and Exchange Commission on Form 10-K is included as a part of the Company's 1999 Annual Report which accompanies this proxy statement and form of proxy.

                                                                        ANNEX A

                                 ABC-NACO INC.
                            1999 OMNIBUS STOCK PLAN

1.General. This Omnibus Stock Plan (the "Plan") provides eligible employees ("Key Employees") of ABC-NACO Inc. (the "Company") or any Subsidiary Corporation, and members of the Board of Directors of the Company (the "Board") who are not employed by the Company or any Subsidiary Corporation ("Non-Employee Directors") with the opportunity to acquire or expand their equity interest in the Company by making available for award or purchase shares of $0.01 par value common stock of the Company ("Common Shares"), through the granting of options to purchase Common Shares ("Stock Options"), the granting of Common Shares subject to temporal restrictions on transfer and substantial risks of forfeiture ("Restricted Stock"), and the granting of options to receive payments based on the appreciation of Common Shares ("SARs"). Stock Options, Restricted Stock and SARs shall be collectively referred to herein as "Grants" and an individual grant of Stock Options, Restricted Stock or SARs shall be individually referred to herein as a "Grant." It is intended that Key Employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Stock Options that do not so qualify. No provision of the Plan is intended or shall be construed to grant Key Employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Stock Option from qualifying under Section 422 of the Code.

2.Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to Key Employees and Non-Employee Directors, by encouraging such Key Employees and Non-Employee Directors to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

   For purposes of the Plan, a "Subsidiary Corporation" means any corporation fifty percent (50%) of the stock of which is directly or indirectly owned or controlled by the Company.

3.Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board and its subsequent approval by stockholders of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board, it shall be null and void and of no effect. However, if the Plan is so approved, no further stockholder approval shall be required with respect to the making of Grants pursuant to the Plan, except as provided in Section 13 hereof.

4.Administration of the Plan. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board.

   The Committee shall be composed of not fewer than two Non-Employee Directors, all of whom are "outside directors" for purposes of Section 162(m) of the Code and regulations issued thereunder.

   Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

  (a) To select the Key Employees and Non-Employee Directors to whom Grants may be made;

  (b) To determine the number of Common Shares to be covered by any Grant;

  (c) To prescribe the terms and conditions of any Grants made under the Plan, and the form(s) and agreement(s) used in connection with such Grants, which shall include agreements governing the granting of Restricted Stock, Stock Options and/or SARs;

  (d) To determine the time or times when Stock Options and/or SARs will be granted and when they will terminate in whole or in part;

  (e) To determine the time or times when Stock Options and SARs that are granted may be exercised;

  (f) To accelerate at any time the date or dates upon which Stock Options and SARs shall become exercisable or the date or dates upon which restrictions applicable to Restricted Stock shall lapse;

  (g) To determine, at the time a Stock Option is granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code;

  (h) To interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable;

  (i) To establish any other Stock Option, SAR or Restricted Stock provisions not inconsistent with the terms and conditions of the Plan or, where a Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code; and

  (j) To determine whether SARs will be made part of any Grants consisting of Stock Options, and to approve any SARs made part of any such Grants pursuant to Section 9 hereof.

5.Key Employees and Non-Employee Directors Eligible for Grants. Grants may be made from time to time to those Key Employees and Non-Employee Directors, who are designated by the Committee in its sole and exclusive discretion. Key Employees may include, but shall not necessarily be limited to, members of the Board and officers of the Company and any Subsidiary Corporation, along with any other party whose relationship with the Company is such that the Committee shall deem such person a Key Employee; however, Stock Options intended to qualify as Incentive Stock Options shall only be granted to Key Employees while actually employed by the Company or a Subsidiary Corporation. The Committee may grant more than one Stock Option, with or without SARs, to the same Key Employee or Non-Employee Director. No Stock Option shall be granted to any Key Employee or Non-Employee Director during any period of time when such Key Employee or Non-Employee Director is on a leave of absence.

6.Shares Subject to the Plan. The shares to be issued pursuant to any Grant made under the Plan shall be Common Shares. Either Common Shares held as treasury stock, or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Committee shall from time to time determine. In the event an SAR is granted in tandem with a Stock Option pursuant to Section 9 and such SAR is thereafter exercised in whole or in part, such Stock Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Stock Option, but may be made available for reoffering under the Plan to any eligible employee.

   The total number of Common Shares that may be subject to Grants (including Incentive Stock Options) shall be the aggregate of (A) eight percent (8%) of the number of issued and outstanding Common Shares as of February 19, 1999, plus (B) eight percent (8%) of any increase (other than any increase due to an adjustment under the next following paragraph) in the number of issued and outstanding Common Shares in excess of the number of issued and outstanding Common Shares as of February 19, 1999. Notwithstanding the foregoing, the total of Common Shares that may subject to Incentive Stock Options under the Plan shall be 1.5 Million (1,500,000) Common Shares. Such total number of Common Shares shall be adjusted in accordance with the provisions of the next following paragraph and a Common Share subject to a Stock Option and a related SAR shall only be counted once. In the event that (a) any Stock Option granted under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a related SAR) without being exercised in whole in part for any reason, (b) any SAR not granted in connection with a Stock Option expires unexercised or is terminated, surrendered or canceled without being exercised in whole or in part for any reason or (c) any Restricted Stock granted under the Plan is forfeited to the Company in connection with the violation of any restrictions imposed upon such Restricted Stock pursuant to the Plan, then the number of Common Shares therefore subject to such Stock Option or SAR, or constituting such Restricted Stock, or the unexercised, terminated, surrendered, forfeited, canceled or reacquired portion thereof, shall be added to the remaining number of Common Shares that may be subject to Grants under the Plan. Such Grants may include Grants to former holders of such Stock Options, SARs or Restricted Stock and, subject to the terms of the Plan may be upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former holders of Stock Options, SARs or Restricted Stock. The total number of Common Shares with respect to which Stock Options or SARs, or any combination thereof, may be granted under the Plan to any Key Employee or Non-Employee Director during any twelve (12) month period shall not exceed One Hundred Thousand (100,000) Common Shares.

   If, at any time subsequent to the date of adoption of the Plan by the Board, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option or SAR shall remain the same as immediately prior to such event; and (iii) any outstanding Restricted Stock that is converted, exchanged or otherwise changed into a different number or kind of stock or security, shall continue to be subject to any and all terms, conditions and restrictions originally applicable to such Restricted Stock. In addition to the foregoing, the Board shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option or SAR, to the provisions of the Plan, and to any related Stock Option or SAR agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.

7.Stock Option Provisions.

   (a) General. The Committee may grant to Key Employees Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify, and may grant to Non-Employee Directors only Stock Options that do not qualify as Incentive Stock Options. However, any Stock Option which is an Incentive Stock Option shall only be granted within 10 years from the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company.

   (b) Stock Option Price. The option price per Common Share which may be purchased under a Stock Option granted under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share, determined as of the date such Stock Option is granted; however, if a Key Employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Incentive Stock Option, an "owner," as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation (a "Substantial Stockholder"), the option price per Common Share of such Incentive Stock Option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Common Share on the date such Incentive Stock Option is granted. The Fair Market Value of a Common Share shall be the average of the closing price for Common Shares as reported on the NASDAQ Stock Market for the twenty (20) business days ending on the third (3) business day preceding the date with respect to which such Common Shares are being valued, for which trades on Common Shares were reported on the NASDAQ Stock Market. If no trades occur on a certain day, the closing price for the last preceding day on which trading occurred will be used as closing price for that day. If Common Shares are not readily tradable on an established securities market, the Fair Market Value of Common Shares shall be determined in accordance with procedures to be established by the Committee. The day on which the Committee approves the granting of a Stock Option shall be considered the date on which such Stock Option is granted.

   (c) Period of Stock Option. The Committee shall determine when each Stock Option is to expire. However, no Stock Option shall be exercisable for a period of more than ten (10) years from the date upon which such Stock Option is granted. Further, no Incentive Stock Option granted to a Key Employee who is a Substantial

Stockholder at the time of the grant of such Incentive Stock Option shall be exercisable after the expiration of (5) years from the date of grant of such Incentive Stock Option.

   (d) Limitation of Exercise and Transfer of Stock Options. Only the Key Employee or Non-Employee Director to whom a Stock Option is granted may exercise such Stock Option, except where a guardian or other legal representative has been duly appointed for such person or except as otherwise provided in the case of such person's death. No Stock Option granted hereunder shall be transferable by a Key Employee or Non-Employee Director other than by will or the laws of descent and distribution. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Stock Option be subject to execution, attachment or similar process. Notwithstanding the preceding provisions of this paragraph, a Key Employee or Non-Employee Director at any time prior to his death may assign all or any portion of a Stock Option (other than an Incentive Stock Option) to (i) his spouse or lineal descendants, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendants, (iii) a partnership of which his spouse and lineal descendants are the only partners, or (iv) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event the spouse, lineal descendants, trustee, partnership or tax-exempt organization will be entitled to all of the rights of the Key Employee or Non-Employee Director with respect to the assigned portion of such Stock Option and such portion of the Stock Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Stock Option as set forth herein and in any related Stock Option agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Key Employee or Non-Employee Director does not receive any consideration therefore, and
(ii) the assignment is expressly approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the Key Employee or Non-Employee Director, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the assignment. This paragraph shall apply to all Stock Options granted under the Plan at any time (other than Incentive Stock Options).

   (e) Employment, Holding Period Requirements For Certain Options. The Committee may condition any Stock Option granted hereunder upon the continued employment of the Key Employee by the Company or by a Subsidiary Corporation, or upon the continued service of a Non-Employee Director as a member of the Board, and may make any such Stock Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option to a Key Employee hereunder until the day three (3) months prior to the date such Incentive Stock Option is exercised, such Key Employee must be an employee of the Company or of a Subsidiary Corporation, but always subject to the right of the Company or any such Subsidiary Corporation to terminate such Key Employee's employment during such period. Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period, however, such exercise right(s) shall be limited to whole shares.

   (f) Payment of Stock Option Price. A Stock Option shall be exercised by a Key Employee or Non-Employee Director giving written notice to the Company of his intention to exercise the same, accompanied by full payment of the option price. Such option price shall be paid (i) with cash or check, (ii) with a surrender of Common Shares having a Fair Market Value on the date of exercise equal to the option price, (iii) with cash received from a broker-dealer to whom the Key Employee or Non-Employee Director has submitted an exercise notice consisting of a fully-endorsed Stock Option (however, in the case of a Key Employee or Non-Employee Director subject to Section 16 of the Securities Exchange Act of 1934, this payment option shall only be available to the extent such payment procedures comply with Regulation T issued by the Federal Reserve Bank), (iv) by directing the Company to withhold such number of Common Shares otherwise issuable upon exercise of such Stock Option having an aggregate Fair Market Value on the date of exercise equal to the option price,
(v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of Grant, or (vi) by any combination of the foregoing methods of payment. In lieu of a separate election governing each exercise of a Stock Option, a Key Employee or a Non-Employee Director may file a blanket election with the Committee which shall govern all future exercises of Stock Options until revoked by the Key Employee or Non-Employee

Director. The Company shall issue, in the name of the Key Employee or Non-Employee Director, stock certificates representing the total number of Common Shares issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise, provided that any Common Shares purchased through a broker-dealer pursuant to Clause (iii) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. (S)220.3(e)(4) or other applicable provision of law. No method shall cause any Stock Option granted under the Plan as an Incentive Stock Option to not qualify under
Section 422 of the Code, or cause any Common Share issued in connection with the exercise of a Stock Option not to be a fully paid and non-assessable Common Share.

   (g) Cancellation and Replacement of Stock Options and Related Rights. The Committee may at any time or from time to time permit the voluntary surrender by a Key Employee or Non-Employee Director who is the holder of any outstanding Stock Options under the Plan, where such surrender is conditioned upon the granting to such Key Employee or Non-Employee Director of new Stock Options for such number of Common Shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Stock Options. The Committee shall determine the terms and conditions of new Stock Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of the Plan, all or any of which may differ from the terms and conditions of the Stock Options surrendered. Any such new Stock Options shall be subject to all the relevant provisions of the Plan. The granting of new Stock Options in connection with the surrender of outstanding Stock Options under the Plan shall be considered for the purposes of the Plan as the granting of new Stock Options and not an alteration, amendment or modification of the Plan or of the Stock Options being surrendered.

   (h) Limitation on Exercisable Incentive Stock Options. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under this Plan or any other plan of the Company or the parent or any Subsidiary Corporation of the Company) shall not exceed $100,000.

   (i) Grants of Stock Options and SARs shall only be pursuant to a written Stock Option Agreement.

8.Restricted Stock.

   (a) Grant. The Committee shall determine the Key Employees and Non-Employee Directors to whom, and the time or times at which, Grants of Restricted Stock will be made, the number of shares of Restricted Stock to be granted, the price (if any) to be paid by such Key Employees or Non-Employee Directors (subject to Section 8(b)), the time or times within which such Restricted Stock Grants may be subject to forfeiture, and the other terms and conditions of the Grants in addition to those set forth in Section 8(b). The Committee may condition the Grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Board may determine in its sole discretion.

   (b) Terms and Conditions. Restricted Stock granted under the Plan shall contain any terms and conditions, not inconsistent with the provisions of the Plan, imposed by the Committee. A Key Employee or Non-Employee Director who receives a Grant of Restricted Stock shall not have any rights with respect to such Grant, unless and until such Key Employee or Non-Employee Director has executed a Restricted Stock Agreement evidencing such Grant in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Grant. In addition, Restricted Stock granted under the Plan shall be subject to the following terms and conditions:

    (i) The purchase price for Common Shares consisting of Restricted Stock, if any, will be equal to such percentage of their Fair Market Value as the Committee shall determine.

    (ii) Grants of Restricted Stock shall only be pursuant to a written Restricted Stock Agreement and paying whatever price (if any) is required under Section 8(b)(i).

    (iii) Each Key Employee or Non-Employee Director granted Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Key Employee or Non-Employee Director, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Grant.

    (iv) Any stock certificates evidencing Common Shares consisting of Restricted Stock shall either (A) be held in custody by the Company until the employment, service and other restrictions thereon shall all have lapsed; or (B) be affixed with a legend, identifying such Shares as Restricted Stock and expressly prohibiting the sale, transfer, tender, pledge, assignment or encumbrance of such Shares, as the Board shall determine. With respect to any Restricted Stock held in custody by the Company, the Key Employee or Non-Employee Director granted such Restricted Stock shall deliver to the Company a stock power, endorsed in blank, relating to the Common Shares represented by such Stock. With respect to any Restricted Stock held by a Key Employee or Non-Employee Director under legend, the Key Employee or Non-Employee Director granted such Restricted Stock shall deliver to the Company an acknowledgment that such Stock remains subject to a substantial risk of forfeiture in the event of termination of employment or service on the Board under certain circumstances.

    (v) Subject to the provisions of the Plan and the Restricted Stock agreement, during a temporal period set by the Committee and commencing with the date of such Grant (the "Restriction Period"), a Key Employee or Non-Employee Director shall not be permitted to sell, transfer, tender, pledge, assign or otherwise encumber any Restricted Stock granted under the Plan. However, the Committee, in its sole discretion, may provide for the lapse of such transfer or other restrictions in installments, or accelerate or waive such restrictions in whole or in part, based on service, performance or other factors and criteria selected by the Committee.

    (vi) Except as provided in this Section 8(b)(vi) and Section 8(b)(v), a Key Employee or Non-Employee Director shall have, with respect to shares of Restricted Stock granted to him, all of the rights of a stockholder of the Company, including the right to vote such Stock and the right to receive any dividends thereon. The Committee, in its sole discretion and as determined at the time of a Grant of Restricted Stock, may permit or require cash dividends otherwise due and payable to be deferred and, if the Committee so determines, reinvested either in additional Restricted Stock (to the extent Common Shares are available), or otherwise. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock. As Restricted Stock, such additional Common Shares will be subject to the same restrictions and conditions applicable to the Restricted Stock with respect to which such additional Common Shares were issued.

    (vii) No Restricted Stock shall be transferable by a Key Employee or Non-Employee Director other than by will or as provided in the Restricted Stock Agreement.

   (c) Minimum Value Provisions. To ensure that Grants of Restricted Stock reflect the performance of the Company and service of the Key Employee or Non-Employee Director, the Committee may provide, in its sole discretion, for a tandem performance-based award, or other Grant, designed to guarantee a minimum value, payable in cash or Common Shares, to the recipient of a Restricted Stock Grant, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Board.

9.Stock Appreciation Rights. A Key Employee or Non-Employee Director may be granted the right to receive a payment based on the increase in the value of Common Shares occurring after the date of such Grant; such rights shall be known as Stock Appreciation Rights ("SARs"). SARs may (but need not) be granted to a Key Employee or Non-Employee Director in tandem with, and exercisable in lieu of exercising, a Grant of Stock Options. SARs will be granted upon terms and conditions specified by the Committee in a Stock Appreciation Agreement with the Key Employee or Non-Employee Director. No Key Employee or Non-Employee Director shall be entitled to SAR rights solely as a result of the Grant of a Stock Option to him. Any such rights, if granted, may only be exercised by the holder thereof, either with respect to all, or a portion, of the Stock Option to which it applies. When granted in tandem with a Stock Option, an SAR shall provide that the holder of a Stock Option shall have the right to receive an amount equal to one hundred percent (100%) of the excess, if any, of the Fair Market Value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR (in the same manner as such value is determined for purposes of the granting of Stock Options), over the price to be paid for such Common Shares under such Option. Such amount shall be payable by the Company in one or more of the following manners, as determined by the
Committee:

  (a) cash (or check);

  (b) fully paid Common Shares having a Fair Market Value equal to such amount; or

  (c) a combination of cash (or check) and Common Shares.

   In no event may any person exercise any SARs granted hereunder unless (i) such person is then permitted to exercise the Stock Option or the portion thereof with respect to which such SARs relate, and (ii) the Fair Market Value of the Common Shares covered by the Stock Option, determined as provided above, exceeds the option price of such Common Shares. Upon the exercise of any SARs, the Stock Option, or that portion thereof to which such SARs relate, shall be canceled and automatically extinguished. A SAR granted in tandem with a Stock Option hereunder shall be made a part of the Stock Option agreement to which such SAR relates, in a form approved by the Board and not inconsistent with the Plan. The granting of a Stock Option or SARs shall impose no obligation upon the grantee to exercise such Stock Option or SAR. The Company's obligation to satisfy SARs shall not be funded or secured in any manner. Except as provided in Section 7(d), no SAR granted hereunder shall be transferable by the Key Employee or Non-Employee Director granted such SAR, other than by will or the laws of descent and distribution.

10.Termination of Employment or Service on the Board. If a Key Employee ceases to be an employee of the Company and every Subsidiary Corporation, or a Non-Employee Director ceases to be a member of the Board, for a reason other than death, retirement, or Permanent and Total Disability, his Grants shall, unless extended by the Committee on or before his date of termination of employment or service or unless otherwise provided in the applicable Stock Option Agreement, Stock Appreciation Agreement or Restricted Stock Agreement, terminate on the effective date of such termination of employment or service. Neither the Key Employee or Non-Employee Director nor any other person shall have any right after such date to exercise all or any part of his Stock Options or SARs, and all Restricted Stock which is not vested or is otherwise subject to restriction shall thereupon be forfeited, and/or declared void and without value.

   If termination of employment or service is due to death or Permanent and Total Disability, then outstanding Stock Options and SARs may be exercised within the one (1) year period ending on the anniversary of such death or Permanent and Total Disability. In the case of death, such outstanding Stock Options and SARs shall be exercised by such Key Employee's or Non-Employee Director's estate, or the person designated by such Key Employee or Non-Employee Director by will, or as otherwise designated by the laws of descent and distribution. Stock Options and SARs held by a Key Employee or a Non-Employee Director whose employment by the Company or any Subsidiary Corporation or service on the Board terminates by reason of death or Permanent and Total Disability shall thereupon vest and become fully exercisable. Restricted Stock held by a Key Employee or Non-Employee Director whose employment by the Company or any Subsidiary Corporation or service on the Board terminates by reason of death or Permanent and Total Disability shall thereupon vest and all restrictions and risks of forfeiture thereon shall thereupon lapse.

   Subject to the discretion of the Committee and consistent with the provision of any applicable agreement, in the event a Key Employee terminates employment with the Company and all Subsidiary Corporations, because of normal retirement under any pension plan of the Company or a Subsidiary Corporation, or if a Non-Employee Director's service on the Board terminates due to retirement on or after attaining age 65, (a) any outstanding Stock Options and/or SARs held by such Key Employee or Non-Employee Director shall vest and become fully exercisable to the extent they would have become vested and exercisable within one year from the time of termination had the Key Employee or Non-Employee Director continued to fulfill all of the conditions of the Stock Option or SAR during such period and, shall lapse at the earlier of the end of the term of such Stock

Option or SAR, or three (3) months after such retirement; and (b) any Restricted Stock held by such Key Employee or Non-Employee Director shall thereafter vest and any applicable restrictions shall lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of termination had the Key Employee or Non-Employee Director continued to fulfill all of the conditions of the Restricted Stock during such period.

   In the event a Key Employee of the Company or one of its Subsidiary Corporations or a Non-Employee Director is granted a leave of absence by the Company or such Subsidiary Corporation or by the Board, to enter military service or because of sickness or injury, his employment with the Company or such Subsidiary Corporation or service on the Board shall not be considered terminated, and he shall be deemed an employee of the Company or such Subsidiary Corporation or a Non-Employee Director during such leave of absence or any extension thereof granted by the Company or such Subsidiary Corporation or the Board.

   For purposes of this section "Permanent and Total Disability" means a physical or mental condition which is expected to render an individual permanently unable to perform his usual duties or any comparable duties for the Company or any Subsidiary Corporation or as a member of the Board. The determination of the existence of such condition shall be made by the Committee and shall be final and binding upon the individual and all other parties. The Committee may require the submission of such medical evidence as it may deem necessary in order to arrive at its determination.

11.Change of Control. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options and SARs granted under the Plan shall become immediately exercisable in full and all Restricted Stock Grants shall become immediately vested and any applicable restrictions shall lapse.

   For the purposes of the Plan a Change in Control means the earliest of:

  (a) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) other than Joseph A. Seher, has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange
      Act), of more than twenty-five percent (25%) of the outstanding capital stock of the Company entitled to vote for the election of directors;

  (b) the commencement by an entity, person, or group (other than the Company or a Subsidiary Corporation of the Company) of a tender offer or an exchange offer for more than twenty-five percent (25%) of the outstanding voting stock of the Company.

  (c) the effective time of (i) a merger or consolidation or other business combination of the Company with one or more other corporation as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than seventy-five percent (75%) of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least seventy-five percent (75%) of the voting stock;

  (d) the election, over any period of time, to the Board of the Company without the recommendation or approval of the incumbent Board, of the lesser of (i) three (3) directors, or (ii) directors constituting a majority of the number of directors of the Company then in office; or

  (e) the occurrence of any arrangement or understanding relating to the Company which would give rise to a filing requirement with the Securities and Exchange Commission pursuant to Rule 14F-1 of the Exchange Act Rules under the Securities Exchange Act of 1934.

12.Withholding Taxes. Whenever the Company proposes or is required to issue or transfer Common Shares to a recipient under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any such Common Shares. If such Common Shares have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the recipient, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to an individual in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state or local withholding tax requirements. In connection with a Grant in the form of Common Shares, a recipient may elect to satisfy his tax withholding obligations incurred with respect to the Taxable Date of the Grant by (a) directing the Company to withhold a portion of the Common Shares otherwise distributable to the recipient or his assignee pursuant to the exercise of a Stock Option or (b) by transferring to the Company a certain number of Common Shares (either subject to a Restricted Stock agreement or previously owned), such Common Shares being valued at the Fair Market Value thereof on the Taxable Date. Notwithstanding any provision of the Plan to the contrary a recipient's election pursuant to the preceding sentence (a) must be made on or prior to the Taxable Date with respect to such Grant and (b) must be irrevocable. In lieu of a separate election on each Taxable Date of a Grant, a recipient may make a blanket election with the Committee that shall govern all future Taxable Dates until revoked by the recipient. If the holder of Common Shares purchased in connection with the exercise of an Incentive Stock Option disposes of such Common Shares within two years of the date such Incentive Stock Option was granted or within one year of such exercise, he shall notify the Committee of such disposition and the recipient shall remit an amount necessary to satisfy applicable withholding requirements, including those arising under federal income tax laws. If the recipient does not remit such amount, the Company may withhold all or a portion of any compensation or other amounts then or in the future owed to the recipient as necessary to satisfy such requirements. Taxable Date means the date a recipient recognizes income with respect to a Grant under the Code or any applicable state income tax law.

13.Amendment or Termination. The Board or the Committee may at any time amend, terminate, suspend or modify the Plan without the authorization of the stockholders of the Company to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under
Section 16 of the Securities Exchange Act of 1934, or by the rules of any stock exchange. No amendment, termination, suspension or modification of the Plan shall adversely affect any right acquired by any recipient under a Grant awarded before the date of such termination, suspension or modification, unless such recipient shall consent; but it shall be conclusively presumed than any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

14.Securities Regulation.

   (a) Each Grant shall be subject to the requirement that if at any time the Board or the Committee shall in its discretion determine that the listing, registration or qualification of the Common Shares subject to such Grant upon any securities exchange or under any federal or state law, or the approval or consent of any governmental regulatory body, is necessary or desirable in connection with the issuance or purchase of Common Shares thereunder, such Grant may not be exercised in whole or in part unless such listing, registration, qualification, approval or consent shall have been effected or obtained free from any conditions not reasonably acceptable to the Board or the Committee.

   (b) Unless at the time of the exercise of a Grant and the issuance of the Common Shares thereby purchased by any holder hereunder there shall be in effect as to such Common Shares a Registration Statement under the Securities Act of 1933 ("Securities Act") and the rules and regulations of the Securities and Exchange Commission, or there shall be available an exemption from the registration requirements of the Securities Act, the holder exercising such Grant shall deliver to the Company at the time of exercise a certificate (i) acknowledging that the Common Shares so acquired may be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, (ii) certifying that he is acquiring the Common Shares issuable to him upon such exercise for the purpose of investment and not with a view to their sale or distribution; and (ii) containing such holder's agreement that such Common Shares may not be sold or otherwise disposed of except in accordance with applicable provisions of the Securities Act. The Company shall not be required to issue or deliver certificates for Common Shares until there shall have been compliance with all applicable laws, rules and regulations, including the rules and regulations of the Securities and Exchange Commission and of any securities exchange or automated quotation system on which the Common Shares may be listed or traded.

15.General Provisions. The form and substance of Stock Option agreements, Restricted Stock agreements, and SAR agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in the Plan or in any agreement shall confer upon any Key Employee or Non-Employee Director any right to continue in the employ of the Company or any of its Subsidiary Corporations, or to continue to serve on the Board, to be entitled to any remuneration or benefits not set forth in the Plan or such Grant, or to interfere with or limit the right of the Company or any Subsidiary Corporation or the Board to terminate his employment or service at any time, with or without cause. Nothing contained in the Plan or in any Stock Option agreement or SAR shall be construed as entitling any Key Employee or Non-Employee Director to any rights of a stockholder as a result of the Grant of a Stock Option or an SAR, until such time as Common Shares are actually issued to him pursuant to the exercise of such Option or SAR.

16.Indemnification of the Committee. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee or as its delegates, the members of the Committee and its delegates shall be indemnified by the Company against (a) the reasonable expenses (as such expenses are incurred) including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, (or in connection with any appeal therein) to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with any Grant under the Plan, or any sale of Restricted Stock; and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member or delegate is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding, a Committee member or delegate shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

17.Termination of the Plan. The Plan shall terminate on February 18, 2009, and thereafter no Stock Options or Restricted Stock or SARs shall be granted hereunder. All Grants outstanding at the time of termination of the Plan shall continue in full force and effect according to their terms and the terms and conditions of the Plan.

18.Successors and Assigns. The Plan may be assumed by the successors and assigns of the Company. The liability of the Company under the Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any Key Employee or Non-Employee Director with respect to any loss, cost or expense which he may incur in connection with or arising out of any transaction in connection with the Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to the Plan will be used for general corporate purposes. The expense of administering the Plan shall be borne by the Company. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

19.Governing Law. All questions pertaining to the Plan, and its construction and administration, shall be determined in conformity with the laws of the State of Delaware, to the extent not inconsistent with Section 422 of the Code and regulations thereunder.

20.Effective Date of Plan. The Plan shall become effective upon adoption by the Board; provided, however, that it shall be submitted for approval by the shareholders of the Company at a shareholder's meeting held within 12 months thereafter, and the Plan and Grants granted prior to such shareholder approval, shall become null and void if such shareholder approval is not obtained.

                                 ABC-NACO INC.

                   Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be held November 19, 1999

  The undersigned hereby appoints Joseph A. Seher and Donald W. Grinter, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of ABC-NACO INC. to be held November 19, 1999, and at any adjournments thereof, on the following proposals:

  (1) Election of Directors.
    Nominees: James E. Martin and Willard H. Thompson

  (2) Approval and adoption of the Company's 1999 Omnibus Stock Plan.

  (3) Ratification of the appointment of Arthur Andersen LLP as independent accountants.

  With respect to other matters that properly come before the annual meeting or any adjournment of the annual meeting, the proxies named above are authorized to vote upon those matters in their discretion.

  You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card.

                                  SEE REVERSE
                                      SIDE




                                                 ----
Please mark your vote as in this example.
 X
 When this proxy card is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR the election of directors and FOR proposals (1), (2) and (3)
                                     below.
  The Board of Directors recommends a vote FOR each of proposals (1), (2) and
                                      (3).
                                      FOR
                                    WITHHELD
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of Directors
2. Approval and adoption of the Company's 1999 Omnibus Stock Plan.
                               (SEE REVERSE SIDE)
For, except withhold vote from the following nominee(s):
 -------------------------------------------------------------------------------
3. Ratification of independent accountants.
By signing this proxy card, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held November 19, 1999 and the Proxy Statement dated October 15, 1999.
SIGNATURE(S) ___________________DATE __________________________________________

NOTE: Please sign        The signer
   exactly as name       hereby revokes
   appears hereon.       all proxies
   Joint owners          heretofore
   should each sign.     given by the
   When signing as       signer to vote
   attorney,             at said meeting
   executor,             or any
   administrator, or     adjournments
   guardian, please      thereof.
   give full title as
   such.
                            YOUR VOTE IS IMPORTANT.
                             THANK YOU FOR VOTING.